ADOPTED AUGUST 23, 2023 LANZATECH GLOBAL, INC. EXECUTIVE COMPENSATION RECOVERY POLICY 1. INTRODUCTION The Board of Directors (the "Board") of the LanzaTech Global, Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to maintain a culture that emphasizes integrity and accountability in management, discourage conduct detrimental to the growth of the Company and its subsidiary entities, reinforce the Company's values and Code of Business Conduct, and ensure that incentive-based compensation paid by the Company is based upon accurate financial data. The Board has therefore adopted this Policy which provides for the recoupment of certain executive compensation in the event of (a) an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or (b) legal and compliance violations (the "Policy"). This Policy is designed to comply with Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934 (the "Exchange Act") (“Rule 10D”). 2. ADMINISTRATION This Policy shall be administered by the Board or, if so, designated by the Board, the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals. Pursuant to this Policy, the Board shall have the authority to (i) exercise all of the powers granted to it under the Policy, (ii) construe, interpret, and implement this Policy, (iii) make all determinations necessary or advisable in administering this Policy, and (iv) amend this Policy, including to reflect changes in applicable law. 3. COVERED EXECUTIVES This Policy applies to the Company's current and former executive officers as defined in Exchange Act Rule 16a-1, and any other senior executives as determined by the Board in accordance with Rule 10D of the Exchange Act and the listing standards of the national securities exchange on which the Company's securities are listed ("Covered Executives"). 4. ACCOUNTING RESTATEMENT The Company is required to perform accounting restatements to revise financial statements previously issued to the U.S. Securities and Exchange Commission (“SEC”) to reflect the correction of one or more errors that are material to those financial statements (“Restatement”). This Policy is triggered by any statement that either: a) Corrects errors in previously issued financial statements that are material to the previously issued financial statements. b) Corrects an error not material to previously issued financial statements, but that would result in a material misstatement if (i) the error was left uncorrected in the current period; or (ii) the error correction was recognized in the current period. In the event the Company is required to prepare a Restatement due to the Company's material noncompliance with any financial reporting requirement under the securities laws, the Board will, reasonably promptly, pursue the reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the earlier of: a) the date the Board and/or management concludes that a Restatement is required; or b) the date a regulator, court or other legally authorized entity directs the Company to restate previously issued financial statements. Reimbursement or forfeiture, in the case of a Restatement, will be made without regard to any individual knowledge or responsibility related to the Restatement or Incentive Compensation. The Company can but is not required to recover Incentive Compensation received by an individual prior to beginning service as a Covered Executive or who did not serve as a Covered Executive at any time during the three-year recovery period. Notwithstanding the foregoing, if the Company is required to undertake a Restatement, the Company will not be required to recover Incentive Compensation if the Board determines, with reference to Rule 10D of the Exchange Act and the listing standards of the national securities exchange on which the Company's securities are listed, that it is impracticable due to one or more of the following: 1. Pursuing such recovery would be impracticable because the direct expense paid to a third party to assist in enforcing the Policy would exceed the recoverable amounts and the Company has (i) made a reasonable attempt to recover such amounts; and (ii) provided documentation of such attempts to recover to the Company’s applicable securities exchange; 2. Pursuing such recovery would violate the laws of the United States and the Company provides an opinion of counsel to that effect to the exchange; or 3. Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of the Internal Revenue Code. 5. LEGAL AND COMPLIANCE VIOLATIONS Compliance with the law and the Company’s Code of Business Conduct and other corporate policies is a pre-condition to earning Incentive Compensation. If the Company, in its sole discretion, concludes that a Covered Executive (1) committed a significant legal or compliance violation in connection with the Covered Executive’s employment, including a violation of the Company’s corporate policies or the Company’s Code of Business Conduct (each, “Misconduct”), or (2) was aware of or willfully blind to Misconduct that occurred in an area over which the Covered Executive had supervisory authority, the Company may, at the direction of the Board, seek recovery of all or a portion of the recoverable Incentive Compensation awarded or paid to the Covered Executive for the applicable period in which the violation occurred. In addition, the Company may, at the direction of the Board, conclude that any unpaid or unvested Incentive Compensation has not been earned and must be forfeited. “Misconduct” means, with respect to a Covered Executive, the occurrence of any of the following events, as reasonably determined by the Board in its discretion: (i) the Covered Executive’s conviction of, or plea of nolo contendere to, any felony; (ii) the Covered Executive’s commission of, or participation in, intentional acts of fraud or dishonesty that in either case results in material harm to the reputation or business of the Company; (iii) the Covered Executive’s intentional, material violation of any term of the Covered Executive’s employment agreement with the Company or any other contract or agreement between the

Covered Executive and the Company or any statutory duty the Covered Executive owes to the Company that in either case results in material harm to the business of the Company; or (iv) the Covered Executive’s conduct that constitutes gross insubordination or habitual neglect of duties and that in either case results in material harm to the business of the Company. In the event of Misconduct, the Company may seek recovery of Incentive Compensation even if the Misconduct did not result in an award or payment greater than would have been awarded or paid absent the Misconduct. In the event of Misconduct, in determining whether to seek recovery and the amount, if any, by which the payment or award should be reduced, the Board may consider, among other things, the seriousness of the Misconduct, whether the Covered Executive was unjustly enriched, whether seeking the recovery would prejudice the Company’s interests in any way, including in a proceeding or investigation, and any other factors it deems relevant to the determination. 6. INCENTIVE COMPENSATION For purposes of this Policy, Incentive Compensation means compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure. Incentive Compensation is deemed to be “received” in the fiscal period during which the financial reporting measure is attained, even if the payment or grant occurs after the end of that period. Examples of Incentive Compensation include: • Annual bonuses and other short- and long- term cash incentives • Restricted stock units • Stock options • Performance shares • Stock appreciation rights • Performance units • Restricted stock Incentive Compensation subject to this Policy will not be earned, even if already paid, until the Policy ceases to apply to such Incentive Compensation and any other vesting conditions applicable to such Incentive Compensation are satisfied. Financial reporting measures are those that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measures derived wholly or in part from such financial information. Financial reporting measures may include both GAAP and non-GAAP financial measures. Examples of financial reporting measures include: • Company stock price • Funds from operations • Total shareholder return • Revenues • Earnings before interest, taxes, depreciation, and amortization (EBITDA) • Liquidity measures such as working capital or operating cash flow • Return measures such as return on invested capital or return on assets) • Earnings measures such as earnings per share • Net Income For clarity, in addition to base salaries, the following types of compensation do not meet the definition of Incentive Compensation for purposes of 10D of the Exchange Act: a) Bonuses paid solely at the discretion of the Compensation Committee or the Board that are not paid from a “bonus pool” that is determined by achieving a financial reporting measure;

b) Bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period; c) Non-equity incentive plan awards earned solely upon satisfying one or more strategic measures (e.g., consummating a merger or divestiture), or operational measures (e.g., opening a specified number of facilities, completion of a project, increase in market share); and d) Equity awards for which the grant is not contingent upon achieving any financial reporting measure and vesting is contingent solely upon completion of a specified employment period and/or attaining one or more non-financial reporting measures (e.g., discretionary grants of time-vesting restricted stock, restricted stock units or stock options). 7. RECOVERY OF EXCESS INCENTIVE COMPENSATION The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board. In no event shall the Company be required to award Covered Executives an additional payment if the restated or accurate financial results would have resulted in a higher incentive compensation payment. Where Incentive Compensation is based only in part on the achievement of a financial reporting measure, the Company will determine the portion of the original Incentive Compensation based on or derived from the financial reporting measure which was restated and will recalculate the affected portion based on the financial reporting measure as restated to determine the difference between the greater amount based on the original financial statements and the lesser amount that would have been received based on the Restatement. If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the Restatement, then it will make its determination based on a reasonable estimate of the effect of the Restatement. 8. METHOD OF RECOVERY The Board will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation: a) Requiring reimbursement of cash Incentive Compensation previously paid; b) Seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; c) Offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive; d) Cancelling outstanding vested or unvested equity awards; and/or e) Taking any other remedial and recovery action permitted by law, as determined by the Board. Recoverable Incentive Compensation must be calculated by the Company on a pre-tax basis.

In the reasonable exercise of its business judgment under this Policy, the Board may in its sole discretion determine whether and to what extent additional action is appropriate to address the circumstances surrounding a Restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate. 9. DISCLOSURE REQUIREMENTS The Company shall file all disclosures with respect to this Policy required by applicable SEC filings and rules. In particular, if the Company is required to prepare a Restatement pursuant to this Policy, or there is an outstanding balance as of the end of the last completed fiscal year of unrecovered Incentive Compensation from a prior Restatement, the Company must provide the following in a proxy or information statement that calls for Item 402 disclosure or in the Company’s annual 10-K: a) For each Restatement: i. The date on which the Company was required to prepare an accounting restatement and the aggregate dollar amount of erroneously awarded compensation attributable to such accounting restatement, including an analysis of how the amount was calculated; ii. If the financial reporting measure related to a stock price or total shareholder return metric, the estimates that were used in determining the erroneously awarded compensation attributable to such accounting restatement and an explanation of the methodology used for such estimates; iii. The aggregate dollar amount of erroneously awarded compensation that remains outstanding at the end of the last completed fiscal year; and iv. If the aggregate dollar amount of erroneously awarded compensation has not yet been determined, disclose this fact, explain the reason(s) and disclose the above required information in the next filing that is required to include disclosure pursuant to Item 402 of Regulation S–K; b) If the Company determines that recovery would be impracticable, for Covered Executive individually and all Covered Executives as a group, disclose the amount of recovery forgone and a brief description of the reason the Company decided in each case not to pursue recovery; and c) For each Covered Executive from whom, as of the end of the last completed fiscal year, erroneously awarded compensation had been outstanding for 180 days or longer since the date the Company determined the amount the individual owed, disclose the dollar amount of outstanding erroneously awarded compensation due from each such individual. d) If the Company was required to prepare a Restatement at any time during or after its last completed fiscal year, and the Company concluded that recovery of erroneously awarded compensation was not required pursuant to this Policy, it must provide a brief explanation of why application of the Policy resulted in this conclusion. 10. NO INDEMNIFICATION Notwithstanding the terms of any other policy, program, agreement, or arrangement, in no event shall the Company, including any subsidiary or affiliate, indemnify or reimburse any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. Further, the Company shall not pay premiums on any insurance policy that would cover a Covered Executive’s potential obligations with respect to reimbursement or forfeiture of Incentive Compensation under this Policy. 11. INTERPRETATION The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Rule 10D of the Exchange Act and any applicable rules or standards adopted by the SEC or any national securities exchange on which the Company's securities are listed. 12. EFFECTIVENESS This Policy shall apply to all Incentive Compensation paid or awarded on or after the date of adoption of this Policy, and to the extent permitted or required by applicable law. 13. AMENDMENT; TERMINATION The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Rule 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company's securities are listed. The Board may terminate this Policy at any time, provided that no amendment or termination of this Policy shall be effective if such amendment or termination would (after considering any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rule, or the listing standards of the applicable national securities exchange. 14. OTHER RECOUPMENT RIGHTS The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into before, on, or after the Effective Date shall, as a condition of continued employment and/or to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. 15. SUCCESSORS This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. 16. GOVERNING LAW To the extent not preempted by U.S. federal law, this Policy will be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws.

ATTESTATION AND ACKNOWLEDGEMENT FOR THE EXECUTIVE COMPENSATION RECOVERY POLICY By my signature below, I acknowledge and agree that: • I have received and read the attached Executive Compensation Recovery Policy (this “Policy”). • I understand and acknowledge that the terms of this Policy are incorporated into and alter my employment, and my continued employment with the Company and/or receipt of Incentive Compensation from the Company is conditioned upon my acceptance of the Policy. • I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Company, including, without limitation, by promptly repaying or returning any erroneously awarded Incentive Compensation to the Company as determined in accordance with this Policy. Signature: Printed Name: Date: